UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2006 (June 16, 2006)
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-01532 (Commission File Number)	35-0918179 (IRS Employer Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     As of June 16, 2006, Marsh Supermarkets, LLC, as the lead borrower (the “Lead Borrower”), Marsh Supermarkets, Inc. (the “Company”) as another borrower, all of the Company’s subsidiaries as the other borrowers party thereto (collectively with the Lead Borrower and the Company, the “Borrowers”), the facility guarantors party thereto (collectively with the Borrowers, the “Loan Parties”), Back Bay Capital Funding LLC (“Back Bay”), as lender, Administrative Agent and Collateral Agent, and the other lenders party thereto, entered into Amendment No. 1 (the “Amendment”), which amends that certain Credit Agreement, dated as of January 6, 2006 (the “Credit Agreement”), by and among the Loan Parties, the lenders party thereto and Back Bay, as Administrative Agent and Collateral Agent.
     The Amendment amends the definition of the term “Consolidated EBITDA” used throughout the Credit Agreement.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description
4.1	Amendment No. 1, dated as of June 16, 2006, among Marsh Supermarkets, LLC, Marsh Supermarkets, Inc., the other borrowers party thereto, the facility guarantors party thereto, Back Bay Capital Funding LLC as lender, Administrative Agent and Collateral Agent, and the other lenders party thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 21, 2006

MARSH SUPERMARKETS, INC.
By:	/s/ P. Lawrence Butt
Name:	P. Lawrence Butt
Title:	Senior Vice President, Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
4.1	Amendment No. 1, dated as of June 16, 2006, among Marsh Supermarkets, LLC, Marsh Supermarkets, Inc., the other borrowers party thereto, the facility guarantors party thereto, Back Bay Capital Funding LLC as lender, Administrative Agent and Collateral Agent, and the other lenders party thereto